AMENDMENT TO THE CONSULTING AGREEMENT

This Amendment to the Consulting Agreement is made as of 17th  day of September 2007.

BETWEEN

ALLIANCE RECOVERY CORPORATION, a Delaware corporation (the "Company"),

AND

GLOBAL CONSULTING GROUP, INC., a Maryland corporation (the "Consultant')

WHEREAS, the Company and the Consultant executed that certain Consulting Agreement dated September 9. 2607.

WHEREAS, the Company and the Consultant desire to amend the Consulting Agreement to reflect an addition of a Termination provision and an extension of the Term of Commitment within Schedule C for a total period of four months.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment to the Consulting Agreement, and far other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Consultant agree as follows:

1)
Paragraph 13) of the Consulting Agreement shall be added to reflect the addition of the -Termination" provision and follows: This agreement may be terminated, without cause, by either the Company or the Consultant with 30 day prior notice.

2)	Schedule A) of the Consulting Agreement shall be amended to reflect an extension to the "Term of Commitment" to four months.

3)
Schedule B) of the Consulting Agreement shall be amended to clarify the date by which the shares must be issued and now reads: Payment shall be defined as the value of $25.000 in ARVY shares to be calculated based upon the prevailing bid price on the fiat trading day of each month within the Term of Commitment. In this regard, the Consultant will not commence services described in Section 1, Scope of Services, until Payment is received. Accordingly. the Company must issue the Consultant shares included in Payment on the first trading day of each month within the Term of Commitment, pursuant to the Payment Instructions provided in Schedule C.

4)	All other terms of the Consulting Agreement shall remain in full force and effect.

ALLIANCE RECOVERY CORPORATION

By:  /s/  Peter Vaisler
PETER VAISLER

GLOBAL CONSULTING GROUP, INC.

By:  /s/  Josh Yudell
Josh Yudell